                                                                     EXHIBIT 4.8


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                              MILLENNIUM CELL INC.

                             [SECOND/THIRD] WARRANT

Warrant No. [  ]                           Date of Original Issuance: [  ], 2002


         Millennium Cell Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of [ ](1) shares of common stock, $.001 par value per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES"), which shall vest pursuant to Section 4(b) hereof, at an exercise price (as adjusted from time to time as provided in Section 9, the "EXERCISE PRICE") per Warrant Share equal to $3.93, at any time and from time to time from and after the date hereof and through and the fifth year anniversary of the date hereof (the "EXPIRATION DATE"), and subject to the following terms and conditions:

----------

(1)      624,029 - Second Warrant.

         208,010 - Third Warrant.

         1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein that are defined in the Securities Purchase Agreement, dated as of June 19, 2002, between the Company and the original Holder (the "PURCHASE AGREEMENT"), shall have the meanings given to such terms in the Purchase Agreement.

         2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4. Exercise, Duration and Vesting. (a) Subject to the provisions of
Section 4 and 5, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after December 19, 2002 through and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant available for exercise and not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on in accordance with Section 10 hereof at 6:30 P.M. New York City time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder. Notwithstanding anything herein to the contrary: (x) on the date that the Company timely pays to the Holder the full Holder Prepayment Price (as defined in the Debentures) pursuant to the delivery to the Company of a Holder Prepayment Notice (as defined in the Debentures), the Holder shall, as of such date, remain entitled to acquire the number of Warrants Shares which have vested pursuant to the terms hereof as of such date and this Warrant shall not vest with respect to any additional Warrant Shares, and (y) on the date that: (A) the Company timely pays to the Holder the full Company Prepayment Price (as defined in the Debentures) pursuant to the delivery to the Holder of a Company Prepayment Notice (as defined in the Debentures), (B) the condition set forth in
Section 8(b)(i)(y) of the Debentures is first met, or (C) the [Initial Letter of Credit/Additional Letter of Credit] is cancelled pursuant to and in accordance with Section 2(b)(iii) of the Debentures, this Warrant shall, as of such date, vest with respect to an aggregate of 100% of the maximum number of Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), less any Warrants Shares issued upon exercise hereunder prior to such date.

                  (b) Subject to Section 4(a), the Holder shall be entitled to purchase, on a cumulative basis, the following number of Warrant Shares:

                           [(i) 40% of the maximum number of Warrant Shares
issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), on the date of original issuance of this Warrant;

                           (ii) an additional 40% of the maximum number of
Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), following the conversion(s) of an aggregate of $3,750,000 of the principal amount of the Initial Debentures (as defined in the Purchase Agreement);

                           (iii) an additional 10% of the maximum number of
Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), following the conversion(s) of an aggregate of $6,000,000 of the principal amount of the Initial Debentures; and

                           (iv) an additional 10% of the maximum number of
Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), following the conversion(s) of an aggregate of $8,250,000 of the principal amount of the Initial Debentures.

                  For purposes of Section 4(b)(i)-(iv), conversions of principal amount of Initial Debentures shall also include any Excess Principal Amount (as defined in the Initial Debentures) required to be paid by the Company pursuant to Section 6(d)(ii) of the Initial Debentures.](2)

                           (i) [40% of the maximum number of Warrant Shares
issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), on the date of original issuance of this Warrant;

                           (ii) an additional 40% of the maximum number of
Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), following the conversion(s) of an aggregate of $1,250,000 of the principal amount of the Additional Debentures (as defined in the Purchase Agreement);

                           (iii) an additional 10% of the maximum number of
Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), following the conversion(s) of an aggregate of $2,000,000 of the principal amount of the Additional Debentures; and

                           (iv) an additional 10% of the maximum number of
Warrant Shares issuable under this Warrant (as such number may have been adjusted pursuant to Section 9), following the conversion(s) of an aggregate of $2,750,000 of the principal amount of the Additional Debentures.

----------

(2)      Only with respect to Second Warrants.

                  For purposes of Section 4(b)(i)-(iv), conversions of principal amount of Initial Debentures shall also include any Excess Principal Amount (as defined in the Additional Debentures) required to be paid by the Company pursuant to Section 6(d)(ii) of the Additional Debentures.](3)

         5.       Delivery of Warrant Shares.

                  (a) Upon delivery of the Form of Election to Purchase to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth in Section 13 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise free of restrictive legends unless otherwise required by the Purchase Agreement. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable commercial efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.

         A "DATE OF EXERCISE" means the date on which the Holder shall have delivered to the Company: (i) the Form of Election to Purchase attached hereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                  (b) If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

                  (c) If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the

----------

(3)      Only with respect to Third Warrants.

Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaled $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

         6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

                  (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

                  (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then, at the request of any Holder delivered on the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder's Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

                  (c) Fundamental Transactions. If, at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (i) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and omitting subsection 9(d) below and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (ii) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of the Fundamental Transaction as well as assumptions reasonably mutually acceptable to the Company and the Holder, provided that for purposes of such calculation, the market price of the Common Stock shall be the closing bid price of the Common Stock on the Trading Day immediately preceding the public announcement of the Fundamental Transaction and the volatility factor shall be determined by reference to the 12 month average industry volatility measures. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

         (d)      Subsequent Equity Sales.

                  (i) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("COMMON STOCK EQUIVALENTS") entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, at the option of the Holder for such exercises as it shall indicate, the Exercise Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustment will be made under this Section 9(d) in respect of:

                           (A). Any grant of an option or warrant for Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive or consulting arrangement approved by the Company's board of directors;

                           (B). Any rights or agreements to purchase Common Stock Equivalents outstanding on the date hereof and as specified in
         Schedule 3.1(g) to the Purchase Agreement (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein);

                           (C). Any Common Stock or Common Stock Equivalents issued for consideration other than cash pursuant to a merger, consolidation, acquisition or other similar business combination;

                           (D). Any issuances of Common Stock or Common Stock Equivalents to a Person which is or will be, itself or through its subsidiaries, an operating company in a business related to or complementary with the business of the Company and in which the Company receives reasonably material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

                           (E). Any Common Stock Equivalents that entitle the holders thereof to acquire up to 500,000 shares of Common Stock issued pursuant to any equipment leasing arrangement;

                           (F). Any Common Stock or Common Stock Equivalents issued to pay all or a portion of any investment banking, finders or similar fee or commission, which entitles the holders thereof to acquire shares of Common Stock at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits;

                           (G). Any shares of Common Stock issued upon the exercise of this Warrant or any similar warrant issued pursuant to the Purchase Agreement;

                           (H). Any shares of Common Stock issued upon: (i) exercise of the Warrants (as defined in the Purchase Agreement) or (ii) conversion of the Debentures (as defined in the Purchase Agreement);

                           (I). Any adjustment to the Conversion Price (as defined in the Debentures) of the Debentures pursuant to Section 6(c) of the Debentures or the exercise price in the Warrants; or

                           (J). a bona fide underwritten public offering of the Common Stock resulting in gross proceeds in excess of $15 million to the Company (it being understood that equity line transactions, including any on going warrant financing, or any similar arrangements shall not constitute a bona fide underwritten public offering of the Common Stock for the purposes hereof).

                  (ii) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents at a price per share that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Exercise Price will be determined separately on each Exercise Date and will be deemed to equal the lowest price per share at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                  (e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                  (h) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement providing for or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

                  (a) Cash Exercise. The Holder may deliver immediately available funds; or

                  (b) Cashless Exercise. If at any time a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective, the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows

                 X = Y [(A-B)/A]

         where:

                 X = the number of Warrant Shares to be issued to the Holder.

                           Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                           A = the average of the closing bid prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                           B = the Exercise Price.

         For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

         11. Limitations on Exercise. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company as contemplated in Section 9 of this Warrant.

                  (b) [If the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of 5,404,903 shares of Common Stock (which equals 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date) less: (A) shares of Common Stock issued on the Closing Date pursuant to the Purchase Agreement and (B) any shares of Common Stock issued upon exercise of the Warrants issued to the original Holder on or prior to the original issue date of this Warrant and conversion of the Debentures issued on or prior to the original issue date of this Warrant (such number of shares, as adjusted from time to time, the "ISSUABLE MAXIMUM"). The Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the number of shares of Common Stock issued and sold to the Holder on the Closing Date by (y) the number of shares of Common Stock issued and sold by the Company on the Closing Date. If the Holder shall no longer hold the Warrant due to exercise or cancellation of the Warrant, then the Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Date of Exercise: (A) the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of this Warrant would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of the Nasdaq National Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder a number of shares of Common Stock equal to the Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the Warrant Shares then issuable under the Warrant for which an exercise in accordance with the applicable exercise price would result in an issuance of shares of Common Stock in excess of the Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS WARRANT SHARES"), the Holder shall have the option to require the Company to use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of exercise of this Warrant shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto. If the Company shall succeed in obtaining the Shareholder Approval, the Excess Warrant Shares shall again become fully exercisable by the Holder.](4)

         12. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing bid price of one Warrant Share as reported on the Nasdaq National Market on the date of exercise.

         13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Millennium Cell Inc., 1 Industrial Way West, Eatontown, New Jersey, 07724, Facsimile No.: (732) 542-4010, Attn: Chief Financial Officer, or
(ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any

----------

(4)      Only with respect to the Second Warrant.

corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         15.      Miscellaneous.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                  (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                            MILLENNIUM CELL INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT D


                          FORM OF ELECTION TO PURCHASE

To Millennium Cell Inc.:

         In accordance with Warrant No. [ ] issued to the undersigned, the undersigned hereby elects to purchase _____________ shares of common stock ("COMMON STOCK"), $.001 par value per share, of Millennium Cell Inc., and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates.

         By its delivery of this Form of Election To Purchase, the Holder represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                    PLEASE INSERT SOCIAL SECURITY OR TAX
                                    IDENTIFICATION NUMBER

                         (Please print name and address)

                           Warrant Shares Exercise Log

Date            Number of Warrant Shares        Number of Warrant Shares       Number of Warrant Shares
                Available to be Exercised       Exercised                      Remaining to be Exercised


                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Millennium Cell Inc., to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Millennium Cell Inc., with full power of substitution in the premises.

Dated:   _______________, ____


                                    __________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                    __________________________________________
                                    Address of Transferee


                                    __________________________________________

                                    __________________________________________


In the presence of:


___________________